Exhibit 4.1

SPECIMEN SPECIMEN

NUMBER

SHARES

CLASS A COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 72703H 10 1

THIS CERTIFIES THAT:

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS A COMMON STOCK OF $0.0001 PAR VALUE EACH OF

PLANET FITNESS, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

PLANET FITNESS, INC. CORPORATE SEAL 2015 DELAWARE

CHIEF EXECUTIVE OFFICER

CHIEF FINANCIAL OFFICER

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
BROOKLYN, NY
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

© COLUMBIA PRINTING SERVICES, LLC

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common UNIF GIFT MIN ACT - ....................Custodian TEN ENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants in common Act (State) Additional abbreviations may also be used though not in the above list.
For Value Received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIPCODE, OF ASSIGNEE)
Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE(S) TO THIS ASSIGN MENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE
OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.
Signature(s)Guaranteed
By
TheSignature(s)mustbeguaranteedbyaneligibleguarantorinstitution (Banks,Stockbrokers,SavingsandLoanAssociationsandCreditUnions withmembershipinanapprovedSignatureGuaranteeMedallionProgram), pursuanttoSECRule17Ad-15.
THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUESTAND WITHOUT CHARGE,
A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.
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